UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2009

Endeavour International Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1001 Fannin Street, Suite 1600, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 307-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 17, 2009, we entered into stock redemption agreements with each of the holders of our outstanding shares of Series C convertible preferred stock ("Series C Preferred Stock") whereby we redeemed 60% of the outstanding shares of Series C Preferred Stock, for face value of $75 million, and amended the terms of the remaining shares of Series C Preferred Stock. The redemption price consisted of a $25 million cash payment and the issuance of $50 million Subordinated Notes.

The Subordinated Notes bear interest at an annual rate of 10%, plus 2% capitalized to the outstanding principal amount. The Company will pay interest, in cash, on the unpaid principal amount of the Subordinated Notes quarterly on March 31, June 30, September 30 and December 31 of each year commencing on December 31, 2009. Notes were issued pursuant to Note Agreements between the Company and each of the Investors, dated November 17, 2009, and the Subordinated Notes amortize over four years commencing in March 2011, but may be prepaid at any time at face value. The Subordinated Notes are unsecured and subordinated to the Company's outstanding obligations under its senior revolving credit facility and shall rank on parity with the Company's other existing debt obligations.

Pursuant to the terms of the Stock Redemption Agreements, the Company filed an Amendment to Certificate of Designation of the Series C Preferred Stock on November 17, 2009 (the "Amendment") with the Secretary of State of Nevada. The terms of the Series C Preferred Stock were amended to reduce the annual dividend rate to 4.5% (from 8.5%), adjust the conversion price of the Series C Preferred Stock to $1.25 per share (from $2.50) and remove the anti-dilution provisions.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 17, 2009, we entered into the Subordinated Note Agreements with the holders of the Series C Preferred Stock.

Additional information is contained in Item 1.01 and is incorporated herein by reference. The description of the Subordinated Notes contained in Item 1.01 does not purport to be complete and is qualified in its entirety by the Form of Note Agreement attached hereto as Exhibit 10.2 which is incorporated by reference.

Item 3.03 Material Modifications to Rights of Security Holders.

On November 17, 2009, we filed an Amendment to Certificate of Designation of the Series C Preferred Stock to amend the terms of the remaining shares of Series C Preferred Stock.

Additional information is contained in Item 1.01 and is incorporated by reference. The Amendment to the Certificate of Designation described in Item 1.01 does not purport to be complete and is qualified in its entirety by the Amendment to the Certificate of Designation of Series C Preferred Stock attached hereto as Exhibit 4.1 which is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
4.1 - Amendment to Certificate of Designation of Series C Preferred Stock, dated November 17, 2009.

10.1 - Form of Stock Redemption Agreement dated November 17, 2009 by and among the Company and the holders of our Series C Preferred Stock.

10.2 - Form of Note Agreement dated November 17, 2009, by and among the Company and the holders of our Series C Preferred Stock.

99.1 - Press Release dated November 17, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation

November 20, 2009	By:	Robert L. Thompson

Name: Robert L. Thompson
Title: Chief Financial Officer and Senior Vice President

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Exhibit Index

Exhibit No.	Description

4.1	Amendment to Certificate of Designation of Series C Preferred Stock, dated November 17, 2009
10.1	Form of Stock Redemption Agreement dated November 17, 2009 by and among the Company and the holders of our Series C Preferred Stock
10.2	Form of Note Agreement dated November 17, 2009, by and among the Company and the holders of our Series C Preferred Stock
99.1	Press Release dated November 17, 2009